Exhibit 9.2

AMENDMENT NO. 1 TO

STOCKHOLDER AND BOARD COMPOSITION AGREEMENT

Dated as of July 31, 2002

by and among

MERISTAR HOTELS & RESORTS, INC.,

and the stockholders listed herein

Dated as of January 31, 2004

AMENDMENT NO. 1 TO

STOCKHOLDER AND BOARD COMPOSITION AGREEMENT

     AMENDMENT NO. 1 (the “Amendment”), dated as of January 31, 2004, to STOCKHOLDER AND BOARD COMPOSITION AGREEMENT (the “Agreement”), dated as of July 31, 2002, by and among MERISTAR HOTELS & RESORTS, INC., a Delaware corporation ( “MeriStar”), and each of the persons set forth on the signature pages hereto (each, a “Stockholder” and, collectively, the "Stockholders”).

RECITALS

     A. The Agreement was entered into as of July 31, 2002 to provide for, among other things, procedures for the replacement of certain directors of MeriStar who resign, retire or are no longer able to serve as directors of MeriStar.

     B. The Agreement is scheduled to expire on January 31, 2004.

     C. The parties wish to amend the Agreement to extend the expiration date by two months.

     NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment, intending to be legally bound by this Amendment, agree as follows:

     1. The lead-in language to Section 1.1 of the Agreement is hereby amended to read, in its entirety, as follows:

     "Board Composition. During the 20 months after the Effective Time of the Merger:”

     2. This Amendment, when signed by MeriStar, shall be binding on MeriStar and all parties to the Agreement who sign this Amendment, even though some of the parties do not sign this Amendment.

     3. Except as set forth in paragraph 1 above, the Agreement shall remain in full force and effect following this Amendment.

     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the parties as of the date first written above.

[Signatures on following pages]

INTERSTATE HOTELS & RESORTS, INC. FORMERLY KNOWN AS MERISTAR HOTELS & RESORTS, INC.

By:

Name: Christopher L. Bennett Title: Senior Vice President and General Counsel

OAK HILL CAPITAL PARTNERS, L.P.
By:	OHCP GenPar, L.P., its general partner
	By:	OHCP	MGP, LLC, its general partner

By:

Name: Kevin G. Levy
Title: Vice President

OAK HILL CAPITAL MANAGEMENT PARTNERS, L.P.
By:	OHCP GenPar, L.P., its general partner
	By:	OHCP	MGP, LLC, its general partner

By:

Name: Kevin G. Levy
Title: Vice President

FW HOSPITALITY, L.P.
By:	Group III 31, L.L.C., its general partner

By:

Name: Kevin G. Levy
Title: Vice President

ARBOR REIT, L.P.
By: Group Investors, L.L.C., its general partner

By:

Name: Kevin G. Levy
Title: Vice President

MHX INVESTORS, L.P.
By:	FW Group Genpar, Inc., its general partner

By:

Name: Kevin G. Levy
Title: Vice President

CGLH PARTNERS I LP
By:	MK/CG-GP LLC, its general partner
	By:	CG Interstate Associates, LLC, a managing member
		By:	Continental Gencom Holdings, LLC, its sole member

By:

Name:
Title:

	By:	KFP Interstate Associates, LLC, its general partner
		By:	KFP Interstate, LLC, a managing member
			By:	KFP Holdings, Ltd., its sole member
By: Grosvenor, L.C., its general partner

By:

Name:
Title:

By:	LB INTERSTATE GP LLC, its general partner
	By:	PAMI LLC, its sole member

By:

Name:
Title:

CGLH PARTNERS II LP
By:	MK/CG-GP LLC, its general partner
	By:	CG Interstate Associates, LLC, a managing member
		By:	Continental Gencom Holdings, LLC, its sole member

By:

Name:
Title:

	By:	KFP Interstate Associates, LLC, its general partner
		By:	KFP Interstate, LLC, a managing member
			By:	KFP Holdings, Ltd., its sole member
				By:	Grosvenor, L.C., its general partner

By:

Name:
Title:

By:	LB INTERSTATE GP LLC, its general partner
	By:	PAMI LLC, its sole member

By:

Name:
Title:

PAUL W. WHETSELL

STEVEN D. JORNS

THOMAS F. HEWITT